Exhibit 99.1

2004 SPECIAL MEETING OF STOCKHOLDERS OF

INDEPENDENCE COMMUNITY BANK CORP.

March 8, 2004

Please complete, date, sign and mail your
proxy card in the envelope provided as soon
as possible.

- Please detach along perforated line and mail in the envelope provided. -

IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY FORM.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1.	Proposal to adopt the Agreement and Plan of Merger, dated as of November 24, 2003, by and between Independence Community Bank Corp. and Staten Island Bancorp, Inc. pursuant to which, among other things, Staten Island will merge with and into Independence.	☐	☐	☐

2.	To transact such other business as may properly come before the Independence Special Meeting or any adjournment thereof. Management is not aware of any other such business.

This proxy is solicited on behalf of the Board of Directors of the Company for use at the Special Meeting of Stockholders to be held on March 8, 2004 and at any adjournment thereof.

Shares of the Company’s common stock will be voted as specified. If returned, but not otherwise specified, this voting instruction card shall be voted FOR the adoption of the merger agreement and otherwise at the discretion of the Proxies. You may revoke this voting instruction card at any time prior to the time it is voted at the Special Meeting. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the Special Meeting.

The undersigned hereby acknowledges receipt of Notice of the Special Meeting and the accompanying Proxy Statement and other materials prior to signing this proxy.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF EXECUTED BUT NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ADOPTION OF THE MERGER AGREEMENT.

Please check this box if you plan to attend the Special Meeting.  ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING
ADMISSION TICKET

Admission ticket for the Independence Special Meeting of Stockholders, on
Monday, March 8, 2004 at 10:00 a.m.
Eastern Time at the New York Marriott Brooklyn
333 Adams Street, Brooklyn New York

Please present this ticket and a photo I.D. for admittance of named stockholder(s). All record holders will be admitted. Admittance of other holders will be based upon availability of seating.

INDEPENDENCE COMMUNITY BANK CORP.

195 Montague Street
Brooklyn, NY 11201

2004 SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, being a stockholder of Independence Community Bank Corp. (the “Company”) as of January 26, 2004, hereby authorizes Terence J. Mitchell and Ellen K. Rogoff, or any of their successors, as proxies, with full powers of substitution, to represent the undersigned at the Special Meeting of Stockholders to be held at the New York Marriott Brooklyn, 333 Adams Street, Brooklyn, NY, on Monday, March 8, 2004 at 10:00 a.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if personally present, as set forth on the reverse hereof.

(Continued and to be signed on the reverse side)

2004 SPECIAL MEETING OF STOCKHOLDERS OF

INDEPENDENCE COMMUNITY BANK CORP.

March 8, 2004

PROXY VOTING INSTRUCTIONS

MAIL — Complete, date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE — Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

—  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   —

IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY FORM.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1.	Proposal to adopt the Agreement and Plan of Merger, dated as of November 24, 2003, by and between Independence Community Bank Corp. and Staten Island Bancorp, Inc. pursuant to which, among other things, Staten Island will merge with and into Independence.	☐	☐	☐

2.	To transact such other business as may properly come before the Independence Special Meeting or any adjournment thereof. Management is not aware of any other such business.

This proxy is solicited on behalf of the Board of Directors of the Company for use at the Special Meeting of Stockholders to be held on March 8, 2004 and at any adjournment thereof.

Shares of the Company’s common stock will be voted as specified, if returned, but not otherwise specified, this voting instruction card shall be voted FOR the adoption of the merger agreement and otherwise at the discretion of the Proxies. You may revoke this voting instruction card at any time prior to the time it is voted at the Special Meeting. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the Special Meeting.

The undersigned hereby acknowledges receipt of Notice of the Special Meeting and the accompanying Proxy Statement and other materials prior to signing this proxy.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF EXECUTED BUT NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ADOPTION OF THE MERGER AGREEMENT.

Please check this box if you plan to attend the Special Meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.